EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER
                                   BETWEEN
                              STAGE STORES, INC.
                                     AND
                             C.R. ANTHONY COMPANY

                                March 5, 1997
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                               TABLE OF CONTENTS

                                                                          PAGE

Section 1.  DEFINITIONS......................................................1

Section 2.  BASIC TRANSACTION................................................7
            (a)   MERGER ALTERNATIVES........................................7
            (b)   THE CLOSING................................................7
            (c)   ACTIONS AT THE CLOSING.....................................7
            (d)   EFFECT OF MERGER...........................................8
            (e)   PROCEDURE FOR PAYMENT......................................9
            (f)   CLOSING OF TRANSFER RECORDS...............................10
            (g)   DISSENTING HOLDERS OF CRA SHARES..........................10

Section 3.  REPRESENTATIONS AND WARRANTIES OF CRA...........................11
            (a)   ORGANIZATION, QUALIFICATION, AND CORPORATE POWER..........11
            (b)   CAPITALIZATION OF CRA AND ITS SUBSIDIARIES................11
            (c)   AUTHORIZATION OF TRANSACTION..............................12
            (d)   NONCONTRAVENTION..........................................12
            (e)   FILINGS WITH THE SEC......................................13
            (f)   FINANCIAL STATEMENTS......................................13
            (g)   ABSENCE OF CERTAIN DEVELOPMENTS...........................13
            (h)   LITIGATION................................................15
            (i)   UNDISCLOSED LIABILITIES...................................16
            (j)   TAXES.....................................................16
            (k)   ENVIRONMENTAL MATTERS.....................................18
            (l)   EMPLOYEE MATTERS..........................................18
            (m)   LABOR MATTERS.............................................19
            (n)   EMPLOYEE BENEFIT PLANS....................................19
            (o)   PROPRIETARY RIGHTS........................................21
            (p)   CONTRACTS.................................................22
            (q)   BOOKS AND RECORDS.........................................23
            (r)   INSURANCE.................................................23
            (s)   REAL PROPERTY.............................................23
            (t)   TRANSACTIONS WITH AFFILIATES..............................26
            (u)   ACCOUNTS RECEIVABLE.......................................26
            (v)   INVENTORY.................................................26
            (w)   SUFFICIENCY OF ASSETS.....................................26
            (x)   BOARD RECOMMENDATION......................................26
            (y)   BROKERS' FEES.............................................27
            (z)   DISCLOSURE................................................27

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                                                                          PAGE

            (aa)  TAX-FREE REORGANIZATION REQUIREMENTS......................27

Section 4.  REPRESENTATIONS AND WARRANTIES OF SSI AND MERGER SUB............27
            (a)   ORGANIZATION..............................................27
            (b)   CAPITALIZATION............................................28
            (c)   AUTHORIZATION OF TRANSACTION..............................28
            (d)   NONCONTRAVENTION..........................................28
            (e)   FILINGS WITH THE SEC......................................28
            (f)   FINANCIAL STATEMENTS......................................28
            (g)   DISCLOSURE................................................29
            (h)   INVESTMENT COMPANY........................................29
            (i)   ABSENCE OF CERTAIN DEVELOPMENTS...........................29
            (j)   LITIGATION................................................29
            (k)   TAXES.....................................................29
            (l)   ENVIRONMENTAL.............................................30
            (m)   EMPLOYEE BENEFITS PLAN....................................30
            (n)   BOOKS AND RECORDS.........................................30
            (o)   INSURANCE.................................................30
            (p)   BROKER'S FEE..............................................30

Section 5.  COVENANTS.......................................................30

            (a)   GENERAL...................................................30
            (b)   NOTICES AND CONSENTS......................................31
            (c)   REGULATORY MATTERS AND APPROVALS..........................31
            (d)   AGREED UPON PROCEDURE LETTER/COMFORT LETTER...............32
            (e)   LISTING OF SSI SHARES.....................................33
            (f)   CRA OPERATION OF BUSINESS.................................33
            (g)   FULL ACCESS...............................................34
            (h)   NOTICE OF DEVELOPMENTS....................................34
            (i)   ACQUISITION PROPOSALS.....................................35
            (j)   AFFILIATE AGREEMENTS......................................35
            (k)   CLOSING DOCUMENTS.........................................35
            (l)   DIRECTORS AND OFFICER'S INSURANCE.........................35
            (m)   SEVERANCE AGREEMENTS......................................35
            (n)   OPTION CANCELLATION AGREEMENTS............................36

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                                                                          PAGE

Section 6.  CONDITIONS TO CLOSING...........................................36
            (a)   CONDITIONS TO OBLIGATIONS OF SSI AND MERGER SUB...........36
            (b)   CONDITIONS TO OBLIGATIONS OF CRA..........................38

Section 7.  TERMINATION AND ITS CONSEQUENCES................................39
            (a)   TERMINATION OF AGREEMENT..................................39
            (b)   CONSEQUENCES OF CERTAIN TERMINATIONS......................40

Section 8.  MISCELLANEOUS...................................................41
            (a)   SURVIVAL..................................................41
            (b)   PRESS RELEASES AND PUBLIC ANNOUNCEMENTS...................41
            (c)   NO THIRD PARTY BENEFICIARIES..............................41
            (d)   ENTIRE AGREEMENT..........................................41
            (e)   SUCCESSION AND ASSIGNMENT.................................41
            (f)   COUNTERPARTS..............................................41
            (g)   HEADINGS..................................................41
            (h)   NOTICES...................................................41
            (i)   GOVERNING LAW.............................................42
            (j)   AMENDMENTS AND WAIVERS....................................42
            (k)   SEVERABILITY..............................................43
            (l)   EXPENSES..................................................43
            (m)   CONSTRUCTION..............................................43
            (n)   INCORPORATION OF EXHIBITS AND SCHEDULES...................43
            (o)   WAIVER OF JURY TRIAL......................................43
            (p)   TIME IS OF THE ESSENCE; COMPUTATION OF TIME...............43
            (q)   SPECIFIC PERFORMANCE......................................43

Disclosure Schedule - Exceptions to Representations and Warranties

Exhibit A - Form of Termination Option Agreement

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                         AGREEMENT AND PLAN OF MERGER


            This Agreement and Plan of Merger is entered into as of March 5, 1997, by and between Stage Stores, Inc., a Delaware corporation ("SSI"), and C.R. Anthony Company, an Oklahoma corporation ("CRA"). SSI and CRA are referred to collectively herein as the "PARTIES."

                                   RECITALS

            The respective boards of directors of SSI and CRA have determined that it would be consistent with and in furtherance of the long-term business strategy of SSI and CRA, and that it would be fair to and in the best interests of CRA and its stockholders, to engage in a transaction whereby CRA and the Merger Sub (as defined below) will merge on the terms described herein (the "MERGER").

            Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

            Section 1.  DEFINITIONS.

            "AFFECTED PROPERTY" has the meaning ascribed to such term in ss.
3(k).

            "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

            "BASE PRICE" per CRA Share means $8.00 PLUS 1(cent) for every 5(cent) by which the SSI Average Closing Price exceeds $20.00.

            "BENEFIT PLAN" has the meaning ascribed to such term in ss. 3(n).

            "BOARD MEETING" has the meaning set forth in ss.3(x) below.

            "CERTIFICATE OF MERGER" has the meaning set forth in ss.2(c) below.

            "CLOSING" has the meaning set forth in ss.2(b) below.

            "CLOSING DATE" has the meaning set forth in ss.2(b) below.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMBINED DISCLOSURE DOCUMENT" means the disclosure document combining the Prospectus and the Definitive CRA Proxy Materials.
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            "COMPANY SECURITIES" has the meaning set forth in ss.3(b)(i) below.

            "CONTRACT" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, Benefit Plan or practice or other agreement, obligation, instrument or commitment of any nature whether written or oral.

            "CRA ACQUISITION PROPOSAL" shall mean any proposal (other than any proposal by SSI or the Merger Sub with respect to the Merger) regarding (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving CRA or any Subsidiary of CRA; (ii) any sale, lease, exchange, transfer or other disposition of the assets of CRA or any of its Subsidiaries; and (iii) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving the outstanding shares of any class of capital stock of CRA or the filing of any Statement on Schedule 14D-1 with the SEC in connection therewith.

            "CRA INFORMATION" has the meaning set forth in ss.3(z) below.

            "CRA MATERIAL ADVERSE EFFECT" means any material adverse change in the business, financial condition, operations, results of operations, or future prospects of CRA and its Subsidiaries taken as a whole including, without limitation, any change which will, or can reasonably be expected to, cause a loss or losses to SSI which, individually or in the aggregate, exceed $1,000,000.

            "CRA OPTIONS" has the meaning set forth in ss.2(d)(vi) below.

            "CRA SHARE" means a share of CRA common stock, par value $.01 per share.

            "CRA STOCKHOLDER" means any Person who or which holds any CRA
Shares.

            "CRA STOCKHOLDER VOTE" has the meaning set forth in ss.5(c)(ii) below.

            "DEFINITIVE CRA PROXY MATERIALS" means the definitive proxy materials relating to the CRA Stockholder Vote.

            "DISCLOSURE SCHEDULE" has the meaning set forth in ss.3 and ss.4 below.

            "EFFECTIVE TIME" has the meaning set forth in ss.2(d)(i) below.

            "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental authority, and all common law (x) relating to pollution (or the cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource, or

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(y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect. The term Environmental Law includes, without limitation,
(i) the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act (including the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984), the Toxic Substances Control Act, the Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" means any person who, together with CRA, is treated as a single employer under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

            "EXCHANGE AGENT" means Chase Mellon Shareholder Services, L.L.C.

            "EXECUTIVE SEVERANCE AGREEMENTS" means the Executive Severance Compensation Agreements, dated as of April 1, 1995, between CRA and each of John
J. Wiesner, Michael E. McCreery, Michael J. Tanner and William A. North, as amended.

            "FINANCIAL STATEMENTS" has the meaning set forth in ss.3(f) below.

            "GAAP" means at any time, the United States generally accepted accounting principles as in effect at that time.

            "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "IMPROVEMENTS" has the meaning set forth in ss.3(s)(iii) below.

            "IRS" means the Internal Revenue Service.

            "LEASED REAL PROPERTY" has the meaning set forth in ss.3(s)(ii) below.

            "LEASES" has the meaning set forth in ss.3(s)(ii) below.

            "MERGED CORPORATION" means any corporation whose separate corporate existence is extinguished as a result of the Merger.

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            "MERGER CONSIDERATION" has the meaning set forth in ss.2(d)(v)
below.

            "MERGER SUB" means either SRI or a Delaware corporation wholly-owned by SSI and formed solely for the purpose of consummating the Merger.

            "NASDAQ" has the meaning set forth in the definition of "SSI AVERAGE CLOSING PRICE" below.

            "OPTION CANCELLATION AGREEMENT" has the meaning set forth in ss.5(n) below.

            "OPTION PLAN" means CRA's 1992 Amended and Restated Stock Option Plan dated January 10, 1997, and certain contracts dated June 10, 1996 with certain parties pursuant to such plan as in effect on the date hereof.

            "OKLAHOMA ACT" means the Oklahoma General Corporation Act, as amended.

            "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice, including, without limitation, the quantity and frequency of transactions, retail store leases, inventory transactions, payroll expenses and marketing costs, considering, however, the circumstances that CRA will not survive the consummation of the Merger contemplated hereby.

            "OWNED REAL PROPERTY" has the meaning set forth in ss.3(s)(i) below.

            "PARTY" or "PARTIES" has the meaning set forth in the preface.

            "PBGC" has the meaning set forth in ss.3(n)(vi) below.

            "PERMITTED ENCUMBRANCES" has the meaning set forth in ss.3(s)(i) below.

            "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

            "PROSPECTUS" means the final prospectus relating to the registration of SSI Shares under the Securities Act.

            "PROPRIETARY RIGHTS" has the meaning set forth in ss. 3(o) below.

            "PUBLIC REPORTS" has the meaning set forth in ss.3(f) below.

            "REAL PROPERTY" has the meaning set forth in ss.3(s)(ii) below.

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            "REAL PROPERTY LAWS" has the meaning set forth in ss.3(s)(v) below.

            "REAL PROPERTY PERMITS" has the meaning set forth in ss.3(s)(iv) below.

            "REGISTRATION STATEMENT" has the meaning set forth in ss.5(c)(i) below.

            "REGULATED SUBSTANCES" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable materials, explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products).

            "REQUISITE CRA STOCKHOLDER APPROVAL" has the meaning set forth in ss.3(c) below.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, equity or other encumbrance, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

            "SEVERANCE PAY PLAN" means the C.R. Anthony Company Severance Pay Plan, dated as of August 3, 1992, as amended.

            "SRI" means Specialty Retailers, Inc., a Texas corporation and wholly-owned subsidiary of SSI.

            "SSI AVERAGE CLOSING PRICE" means the average closing price expressed in dollars per SSI Share quoted on the NASDAQ National Market System ("NASDAQ") for the ten trading days selected by lot by CRA and SSI out of the twenty most recent consecutive trading days prior to and including the fifth trading day preceding the Closing Date. For purposes hereof, selection by lot shall mean that all of the twenty most recent trading days are each identified on separate pieces of paper, placed in a receptacle, and each of the Parties draws a number in alternating manner, beginning with CRA, until the ten trading days are selected.

            "SSI FINANCIAL STATEMENTS" has the meaning set froth in ss.4(f) below.

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            "SSI INFORMATION" has the meaning set froth in ss.4(g) below.

            "SSI MATERIAL ADVERSE EFFECT" means any change in or effect on the business of SSI or any of its Subsidiaries that, individually or in the aggregate, is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of SSI and its Subsidiaries taken as a whole.

            "SSI PUBLIC REPORTS" has the meaning set forth in ss.4(f) below.

            "SSI SHARE" means a share of SSI common stock, $.01 par value per share.

            "SSI STOCK PERCENTAGE" has the meaning set forth in ss.2(a) below.

            "SUBSEQUENT SSI EXCHANGE ACT REPORTS" has the meaning set forth in ss.5(c)(i).

            "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

            "SURVIVING CORPORATION" has the meaning set forth in ss.2(a) below.

            "SURVIVOR'S ACT" means the corporation law or other law governing mergers in the state of incorporation of the Surviving Corporation.

            "TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under
Section 59A of the Code), customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or similar items in respect of the foregoing (whether disputed or not).

            "TAX RETURN" means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax (including any amendment thereof).

            "TERMINATION OPTION AGREEMENT" means the option granted by CRA to SSI on the date hereof, a copy of which is attached as EXHIBIT A.

            "TEXAS ACT" means the Texas Business Corporation Act, as amended.

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            "TRIGGERING EVENT" means any of the following events: (i) the board of directors of CRA shall have failed to recommend, shall have withdrawn or shall have modified, in a manner adverse to either SSI or Merger Sub, its recommendation or approval of this Agreement for any reason other than as provided in ss. 7(a); (ii) the board of directors of CRA shall have approved, endorsed or recommended any CRA Acquisition Proposal; (iii) CRA shall have entered into any Contract to consummate any CRA Acquisition Proposal; (iv) this Agreement shall not have received the Requisite CRA Stockholder Approval and at the time of such event an offer or proposal to affect a CRA Acquisition Proposal shall have been made; (v) the representations and warranties set forth in ss.3 hereunder shall cease to be true and correct at and as of the Closing Date and such failure shall result in a CRA Material Adverse Effect; or (vi) CRA shall not have performed and complied with all of its covenants hereunder through the Closing and such failure shall result in a CRA Material Adverse Effect.

            Section 2.  BASIC TRANSACTION.

            (a) MERGER ALTERNATIVES. On and subject to the terms and conditions of this Agreement, the Merger will take place at the Effective Time. The structure of the Merger will either be a forward merger with the Merger Sub surviving or a reverse merger with CRA surviving, as may be determined by SSI on the basis of what percentage ("SSI STOCK PERCENTAGE") of the total merger consideration paid, plus amounts paid to the holders of CRA Options and the Dissenting Shares pursuant to ss.ss.2(d)(vi) and (g) below is represented by SSI Stock. If the SSI Stock Percentage is less than 80% and greater than 50% the Merger Sub shall continue after the Merger with all its rights, privileges, powers and franchises unaffected by the Merger and the separate corporate existence of CRA shall cease. If the SSI Stock Percentage is greater than or equal to 80% or less than or equal to 50%, CRA shall continue after the Merger with all its rights, privileges, powers and franchises unaffected by the Merger and the separate corporate existence of the Merger Sub shall cease. From and after the Effective Time, whichever entity survives the Merger in accordance with the preceding sentences shall be referred to herein as the "SURVIVING CORPORATION" and whichever entity ceases to exist shall be referred to as the "MERGED CORPORATION." Immediately following the Merger, if the Surviving Corporation is not SRI, the Surviving Corporation may be merged into SRI with SRI being the surviving corporation of that merger. The Parties will take all steps necessary to cause the Merger to comply with applicable requirements of local law regarding corporate mergers.

            (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Kirkland & Ellis in New York, New York, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at or after the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE").

            (c) ACTIONS AT THE CLOSING. At the Closing, (i) CRA and the CRA Stockholders will deliver to Merger Sub and SSI the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) Merger Sub and SSI will deliver to CRA the various certificates, instruments,

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and documents referred to in ss.6(b) below, (iii) the Parties will file with the
Secretary of State of the state of incorporation of the Surviving Corporation a certificate of merger in due and proper form (the "CERTIFICATE OF MERGER"), and
(iv) SSI will deliver to the Exchange Agent in the manner provided below in this ss.2 the certificate evidencing SSI Shares issued in the Merger.

            (d)   EFFECT OF MERGER.

                   (i) GENERAL. The Merger shall become effective at the time
            (the "EFFECTIVE TIME") the Parties file the Certificate of Merger with the Secretary of State of the state of incorporation of the Surviving Corporation. The Merger shall have the effect set forth in the Survivor's Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of the Merged Corporation in order to fully carry out and effectuate the Merger.

                  (ii) CERTIFICATE OF INCORPORATION. The Certificate of
            Incorporation of the entity which becomes the Surviving Corporation as in effect at and as of immediately prior to the Effective Time will remain unchanged by the Merger and be the Certificate of Incorporation of the Surviving Corporation.

                 (iii) BY-LAWS. The By-laws of the entity which becomes the
            Surviving Corporation as in effect at and as of immediately prior to the Effective Time will remain unchanged by the Merger and be the By-laws of the Surviving Corporation.

                  (iv) DIRECTORS AND OFFICERS. The directors and officers of the
            Merger Sub in office at and as of immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation.

                   (v) CONVERSION OF CRA SHARES. At and as of the Effective
            Time, as long as the SSI Average Closing Price is at least $15.00 per share, each CRA Share then outstanding shall by virtue of the Merger be converted into the right to receive the following (collectively the "MERGER CONSIDERATION"): (A) that number of SSI Shares which, if valued at the SSI Average Closing Price have a value equal to X multiplied by the Base Price; and (B) an amount of cash equal to the Base Price multiplied by the remainder of one MINUS X, where:

                   X = 1 - ((20 - Y) x .15) and
                   Y = the lesser of 20 or the SSI Average Closing Price;

            PROVIDED, HOWEVER, that if the SSI Average Closing Price is less than $15.00 and SSI elects to waive the condition set forth in ss.6(a)(xv) and permit the Closing, the Merger Consideration shall consist of (a) .1333 SSI Shares and (b) an amount in cash equal to $8.00 minus the product of .1333 and the SSI Average Closing Price. If any

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            fractional interest of an SSI Share would, except for this sentence, be deliverable in connection with this ss.2, SSI, in lieu of delivering such fractional shares, may pay an amount in cash equal to the value thereof. No CRA Share that is exchanged in connection with the transactions contemplated by this Agreement shall be deemed to be outstanding or to have any rights other than those set forth above in this ss.2(d)(v) after the Effective Time.

                  (vi) CRA OPTIONS. CRA shall take such action as may be
            necessary or appropriate in order that, at the Effective Time, all options outstanding (including those covered by Option Cancellation Agreements) under the Option Plan that are unexercised, whether or not then exercisable (the "CRA OPTIONS"), shall be automatically cancelled by virtue of the Merger and the holders of the CRA Options shall be entitled to receive in cash the remainder of (A) the Base Price which would be payable with respect to the CRA Shares the subject of such CRA Option LESS (B) the exercise price and any other amounts payable by the holder with respect to such CRA Option. Further, except as otherwise agreed to by the Parties, (i) the Option Plan shall terminate as of the Effective Time and any rights to receive Options or any other interest in respect of the capital stock of CRA or any of its Subsidiaries thereunder shall be terminated as of the Effective Time, and (ii) CRA shall take all action necessary to ensure that following the Effective Time no participant in the Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire or participate in changes in value of equity securities of CRA, the Surviving Corporation, the Merger Sub or any of their respective Subsidiaries and to terminate all such plans effective as of the Effective Time.

                 (vii) The adjustment provided herein with respect to any
            options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

            (e)   PROCEDURE FOR PAYMENT.

                   (i) Immediately after the Effective Time, (A) SSI will
            furnish to the Exchange Agent a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of SSI Shares equal to the product of (I) that number of SSI Shares referred to in ss. 2(d)(v)(A) above multiplied by (II) the number of outstanding CRA Shares, (B) SSI will cause the Exchange Agent to mail a letter of transmittal for the holder to use in surrendering the certificates which represented his or its CRA Shares in exchange for a certificate representing the number of SSI Shares to which that holder is entitled; PROVIDED, that certificates surrendered for exchange by any Person constituting an "affiliate" of CRA for purposes of Rule 144(c) under the Securities Act shall not be exchanged for certificates representing SSI Shares until SSI shall have received from such Person any documents referred to in ss.6(a) below, if any, requiring delivery or execution by such Person, and (C) SSI shall pay an amount equal to the cash portion of the Merger Consideration per CRA Share times the number of outstanding CRA Shares into an account designated by the Exchange Agent.

                  (ii) SSI will not pay any dividend or make any distribution on
            SSI Shares (with a record date at or after the Effective Time) to any record holder of outstanding CRA Shares until the holder surrenders for exchange that holder's certificates which represented CRA Shares. SSI instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. SSI may cause the Exchange Agent to invest any cash the Exchange Agent receives from SSI as a dividend or distribution in one or more permitted investments determined by SSI; PROVIDED, HOWEVER, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding CRA Shares as necessary. SSI may cause the Exchange Agent to pay over to SSI any net earnings with respect to the investments, and SSI will replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding CRA Shares be entitled to any interest or earnings on the dividend or distribution pending surrender for exchange of his or its certificates which represent CRA Shares.

                 (iii) SSI may cause the Exchange Agent to return any SSI Shares and dividends and distributions thereon remaining unclaimed 90 days after the Effective Time, and thereafter each remaining record holder of outstanding CRA Shares shall be entitled to look to SSI (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to SSI Shares and dividends and distributions thereon to which that record holder is entitled upon surrendering its certificates.

                  (iv) SSI and CRA shall share equally all charges and expenses of the Exchange Agent.

            (f) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, no transfers of CRA Shares outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

            (g) DISSENTING HOLDERS OF CRA SHARES. Notwithstanding any provision of this Agreement to the contrary, CRA Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who have demanded properly in writing appraisal for such CRA Shares in accordance with Section 1091 of the Oklahoma Act (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of stock held by them in accordance with the provisions of such Section 1091, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Dissenting Shares under such
Section 1091 shall thereupon be deemed to be authorized and unissued shares of the Surviving Corporation pursuant to Section 1091(L) of the Oklahoma Act.

            Section 3. REPRESENTATIONS AND WARRANTIES OF CRA. CRA represents and warrants to the Merger Sub and SSI that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule delivered concurrently with this Agreement (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule of CRA will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

            (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of CRA and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Each of CRA and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of CRA and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

            (b)   CAPITALIZATION OF CRA AND ITS SUBSIDIARIES.

                   (i) CRA's authorized capital stock consists solely of
            50,000,000 authorized shares of common stock, of which 9,035,645 shares are presently issued and outstanding, which shares are held of record by the persons set forth on Schedule 3(b) in the amounts set forth opposite such Person's name. No shares of CRA's capital stock are held as treasury shares. 1,082,500 shares of common stock are reserved for issuance upon the exercise of outstanding CRA Options at a weighted average exercise price of $3.67 per CRA share. Except as set forth above or in Schedule 3(b), CRA does not have (i) any shares of common stock or preferred stock reserved for issuance, or (ii) any outstanding or authorized option, warrant, right, call or commitment relating to its capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from it, any shares of its capital stock (collectively, "COMPANY SECURITIES"). There are no (i) outstanding obligations of CRA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or (ii) authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to CRA or any of its Subsidiaries. Except as set forth in Schedule 3(b), there are no preemptive or other subscription rights with respect to any shares of CRA's capital stock and all of the issued and outstanding shares of capital stock of CRA have been duly authorized, validly issued, are fully paid and are nonassessable. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of CRA or any of its Subsidiaries (other than not more than 79,053 CRA shares subject to voting trusts).

                  (ii) All Subsidiaries of CRA are listed on Schedule 3(b).
            Except as otherwise disclosed in Schedule 3(b), neither CRA nor any Subsidiary owns any shares of stock of any corporation or any equity interest in a partnership, joint venture or other business entity, and neither CRA nor any of its Subsidiaries controls any other corporation, partnership, joint venture or other business entity by means of ownership, management contract or otherwise. Except for directors' qualifying shares listed on Schedule 3(b), if any, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of CRA is owned beneficially and of record by CRA, directly or indirectly, is validly issued, fully paid and nonassessable and free and clear of any preemptive rights, restrictions on transfer, Taxes or Security Interests or any other limitation or restriction except as provided under the Securities Act or state securities laws. There are no authorized or outstanding securities of CRA or any of its Subsidiaries convertible into or exchangeable for, no options, warrants, or other rights to acquire from CRA or any of its Subsidiaries, and no other contract, understanding or arrangement (whether or not contingent) granting to any person the right to subscribe for, or providing for the issuance or sale of, any capital stock or other ownership interest in, or any other securities of, any such Subsidiary. There are no outstanding obligations of CRA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any such Subsidiary.

            (c) AUTHORIZATION OF TRANSACTION. CRA has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; PROVIDED, HOWEVER, that CRA cannot consummate the Merger unless and until it receives the Requisite CRA Stockholder Approval. This Agreement has been duly authorized by the board of directors of CRA, has been duly executed and delivered on behalf of CRA, and constitutes the valid and legally binding obligation of CRA, enforceable and in effect in accordance with its terms and conditions. The only vote of the CRA Stockholders required to consummate the Merger is the affirmative vote of two-thirds of the holders of the outstanding CRA Shares pursuant to the bylaws of CRA and Sections 1081 and 1082 of the Oklahoma Act (the "REQUISITE CRA STOCKHOLDER APPROVAL").

            (d) NONCONTRAVENTION. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of CRA or its Subsidiaries is subject or any provision of the charter or bylaws of any of CRA or its Subsidiaries or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party a put right or repurchase obligation or the right to accelerate, terminate, modify or cancel, or require any notice, under any agreement, contract, lease, license, instrument, or other arrangement to which any of CRA or its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets including any Proprietary Rights), except for any such matters which are set forth on Schedule 3(d). Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Texas Act, the Oklahoma Act, the Securities Exchange Act, the Securities Act, the state securities laws and the laws of any foreign jurisdiction, none of CRA or its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

            (e) FILINGS WITH THE SEC. CRA has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (including any exhibits and amendments thereto). Each such filing complied with the Securities Act and the Securities Exchange Act in all material respects when filed. No such filing, when filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (f) FINANCIAL STATEMENTS. CRA has filed an Annual Report on Form 10-K for the fiscal year ended February 3, 1996 and a Quarterly Report on Form 10-Q for the fiscal quarters ended May 4, 1996, August 3, 1996 and November 2, 1996 (together the "PUBLIC REPORTS"). The financial statements included in or incorporated by reference into the Public Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of CRA and its Subsidiaries as of the indicated dates and the results of operations of CRA and its subsidiaries for the indicated periods, are consistent with the books and records of CRA and its Subsidiaries, and comply with the material provisions of Regulations S-K and S-X of the Securities Act. Attached as Schedule 3(f) are the unaudited consolidated balance sheet, income statement and cash-flow statement of CRA and its Subsidiaries as of and for the fiscal quarter and fiscal year ended February 1, 1997 (together with the Public Reports and including the related notes and schedules, the "FINANCIAL STATEMENTS") which have been prepared in accordance with GAAP on a basis consistent with the Public Reports, except for footnote disclosures, applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of CRA and its Subsidiaries as of the indicated dates and the results of operations of CRA and its Subsidiaries for the indicated periods, and are consistent with the books and records of CRA and its Subsidiaries. The financial statements to be delivered pursuant to ss.5(f)(viii) will be derived from the accounting books and records of CRA, will provide adequate disclosure of material changes to the accounts or business of CRA and its Subsidiaries and will be prepared in accordance with GAAP and otherwise on the same basis as the Financial Statements, except that the monthly financial statements delivered pursuant to ss. 5(f)(viii) may be subject to normal year-end adjustments.

            (g) ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly disclosed in Schedule 3(g), since February 1, 1997 there has not been any material adverse change to the financial condition, business, properties, results of operations or prospects of CRA and its Subsidiaries. Except as disclosed in the Financial Statements or as set forth in Schedule 3(g), and except for this Agreement and the transactions contemplated hereby, since February 1, 1997, each of CRA and its Subsidiaries has been operated in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as set forth on Schedule 3(g) or as expressly contemplated by this Agreement, since February 1, 1997 none of CRA nor any of its Subsidiaries has:

                   (i) experienced any changes in any relationship with its
            suppliers, customers, distributors, brokers, lessors or others, other than changes in the Ordinary Course of Business;

                  (ii) sold, leased, transferred, or assigned any of assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business;

                 (iii) entered into any agreement, contract, lease, or license
            (or series of related agreements, contracts, leases or licenses) involving more than $50,000.00 individually to which it is a party or by which it is bound nor modified the terms of any such existing contract or agreement (except for usual and ordinary purchase orders executed for merchandise held for resale in the Ordinary Course of Business and leases of certain real property as expressly disclosed in Schedule 3(s)(i) or (ii));

                  (iv) engaged in any activity which has resulted in any
            acceleration or delay of the collection of its accounts or notes receivables or any delay in the payment of its accounts payables, in each case other than in the Ordinary Course of Business;

                   (v) (nor has any other party) accelerated, terminated,
            modified or cancelled any permit or agreement, contract, lease or license other than in the Ordinary Course of Business or involving more than $50,000.00 individually to which it is a party or by which it is bound;

                  (vi) suffered any damage, destruction or loss, whether or not covered by insurance, affecting any material property or assets owned or used by it;

                 (vii) adopted, modified, amended or terminated any bonus,
            profit-sharing, incentive, severance, or other similar plan (including any Benefit Plan), contract, or commitment for the benefit of any of its directors, officers, or employees, or otherwise made any change in the employment terms (including any increase in the base compensation) for any of its officers and employees described in ss.3(l);

                (viii) made any capital expenditure or any other investment (or series of related investments) in excess of $50,000.00 other than leasehold improvements and fixtures in retail stores made in the Ordinary Course of Business;

                  (ix) entered into any capital lease involving more than
            $50,000.00 individually, issued any note, bond, or other debt security or created, incurred, assumed, modified or guaranteed any indebtedness or other liability;

                   (x) imposed or suffered to exist any Security Interest on any of its assets outside the Ordinary Course of Business or on any of the CRA Shares; or transferred, leased, licensed, or sold, any assets other than in the Ordinary Course of Business;

                  (xi) cancelled, compromised, waived, or released any right or claim (or series of related material rights and claims) in excess of $50,000.00 in the aggregate;

                 (xii)  made or authorized any change in its charter or by-laws;

                (xiii) issued, sold, or otherwise disposed of any of its capital stock, or granted, modified or amended any options, warrants, stock appreciation rights, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or participate in any change in the value thereof;

                 (xiv) made or been subject to change in its accounting
            practices, procedures or methods or in its cash management practices;

                  (xv) entered into or become party to any agreement,
            arrangement or transaction with any of its Affiliates or any of their respective directors, officers, employees or stockholders, including, without limitation, any (i) loan or advance funds, or made any other payments, to any of its directors, officers, employees, stockholders or Affiliates or (ii) creation or discharge of any intercompany account;

                 (xvi) paid or declared any dividend or other distribution in cash or kind with respect to their respective capital stock or redeemed, repurchased or otherwise acquired any such stock;

                (xvii) experienced any adverse changes with respect to the
            Proprietary Rights;

               (xviii) experienced any material changes in the amount or scope of coverage of insurance now carried by them; or

                 (xix)  committed to do any of the foregoing.

            (h) LITIGATION. Except as set forth in Schedule 3(h), there are no judgments, decrees, lawsuits, actions, proceedings, claims, complaints, injunctions, orders or investigations by or before any governmental authority pending or threatened against CRA or its Subsidiaries (i) relating to CRA, any Subsidiary, their respective businesses, the Proprietary Rights, or any product alleged to have been manufactured or sold by CRA or any of its Subsidiaries, or
(ii) seeking to enjoin the transactions contemplated hereby. To CRA's knowledge, there are no existing facts or circumstances which give any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against CRA or any of its Subsidiaries.

            (i) UNDISCLOSED LIABILITIES. Other than those reflected in the Financial Statements (including the notes thereto) or disclosed in Schedule 3(i), there are no material liabilities of CRA or its Subsidiaries of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than liabilities incurred in the Ordinary Course of Business since February 1, 1997.

            (j)   TAXES.

                   (i) Copies of all Tax Returns now subject or potentially
            subject to IRS audit are attached to Schedule 3(j). Except as set forth on Schedule 3(j), each of CRA and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, all such Tax Returns have been prepared in compliance with all applicable laws and regulations and are true, correct and complete in all respects. Except as set forth in Schedule 3(j), all Taxes owed by each of CRA and its Subsidiaries, whether or not shown on any Tax Return, have been timely paid. CRA and its Subsidiaries have maintained adequate provision for Taxes payable by CRA and its Subsidiaries as of February 1, 1997, and such provision and funds (as adjusted for the passage of time through the Closing Date in accordance with the past custom and practices of each of CRA and its Subsidiaries in filing its Tax Returns) will be adequate for Taxes payable by CRA and its Subsidiaries as of the Closing Date. There are no Security Interests on any of the assets of CRA or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. CRA has made available to the Merger Sub correct and complete copies of (A) its federal income Tax returns for the last five (5) taxable years and the corresponding balance sheets of CRA as of the end of such years and (B) other Tax Returns as requested by the Merger Sub.

                  (ii)  Except as set forth on Schedule 3(j):

                   (A) each taxable period of CRA and each of its Subsidiaries either (A) has been audited by the relevant taxing authority or (B) has closed, so that no further assessment or collection of Tax may occur and such taxable period is not subject to review by any relevant taxing authority;

                   (B) neither CRA nor any of its Subsidiaries is the subject of a Tax audit or examination, has consented to extend the time, or is the beneficiary or any extension of time, in which any Tax may be assessed or collected by any taxing authority;

                   (C) neither CRA nor any of its Subsidiaries has received, or expects to receive, from any taxing authority any written notice of proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted relating to such Taxes against CRA or any such Subsidiary;

                   (D) CRA and each of its Subsidiaries has withheld and paid all required Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other similar third party;

                   (E) neither CRA nor any of its Subsidiaries has filed a
            consent to the application of Section 341(f) of the Code;

                   (F) neither CRA nor any of its Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax law) in taxable income for any Tax period beginning on or after the Closing Date, or (B) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax law), to include any item or income in or exclude any item of deduction from any Tax period beginning on or after the Closing Date;

                   (G) each of CRA and its Subsidiaries has disclosed on its
            income Tax Returns all positions taken therein that could give rise to an accuracy-related penalty under Section 6662 of the Code (or any corresponding provision of Tax law);

                   (H) neither CRA nor any of its Subsidiaries has made any
            payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G or
            Section 162(m) of the Code;

                   (I) within the last five years, no claim has been made by a taxing authority in a jurisdiction where any of CRA or its Subsidiaries does not pay Taxes or file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction;

                   (J) neither CRA nor any of its Subsidiaries has been a United
            States real property holding corporation within the meaning of Code
            Section 897(c)(2) during the applicable period specified in Code
            Section 897(c)(1)(A)(ii);

                   (K) neither CRA nor any of its Subsidiaries is a party to any
            Tax allocation or sharing agreement; and

                   (L) since August 3, 1992, neither CRA nor any of its
            Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was CRA) or (B) has any liability for the Taxes of any Person (other than CRA and its Subsidiaries) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                 (iii) Schedule 3(j) sets forth as of February 4, 1996, the amount and expiration date of any net operating loss, net capital loss, unused foreign tax credit, and other unused credit of CRA and its Subsidiaries.

            (k) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3(k), (i) CRA and its Subsidiaries have complied and are in compliance with all applicable Environmental Laws, (ii) without limiting the generality of the foregoing, CRA and its Subsidiaries have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental Laws for the occupation of their respective facilities and the operation of their respective business, and a list of all such permits, licenses and other authorizations is set forth on Schedule 3(k), (iii) the real property currently owned or operated by CRA or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties and buildings thereon) (the "AFFECTED PROPERTY") does not contain any Regulated Substance, (iv) neither CRA nor any of its Subsidiaries has received any written or oral notice that CRA or any of its Subsidiaries may be liable under or in violation of the Comprehensive Environmental Response, Compensation and Control Act, 42 U.S.C. ss. 9601, ET SEQ. or any other Environmental Laws in connection with any operations of, or waste disposal by, CRA or any of its Subsidiaries, (v) neither CRA nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Regulated Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to liabilities, or investigatory, corrective or remedial obligations of CRA or any of its Subsidiaries under Environmental Laws, including without limitation, any liability or obligation for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys' fees, pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or the Solid Waste Disposal Act, as amended, or any other Environmental Laws, (vi) CRA, its Subsidiaries and the Affected Property are not presently subject to a suit or judgment arising under any Environmental Law, and (vii) all documents filed by or on behalf of CRA or any of its Subsidiaries with any governmental authority pursuant to any Environmental Law in connection with the transactions contemplated hereby were true, correct and complete in all material respects and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (l) EMPLOYEE MATTERS. Schedule 3(l) contains a true and complete list of (i) the employees currently employed by CRA and its Subsidiaries who received annual compensation in 1996 (or who could receive annual compensation in 1997) of $85,000.00 or more, indicating the title of and a description of any agreements concerning such employees and the rate of all current compensation payable by CRA or its Subsidiaries to each such employee and (ii) the directors of each of CRA and its Subsidiaries.

            (m) LABOR MATTERS. Except as set forth on Schedule 3(m), (i) neither CRA nor any of its Subsidiaries has entered into any collective bargaining agreements with respect to the employees, (ii) there are no written personnel policies applicable to the employees generally, other than employee manuals, true and complete copies of which have previously been provided to Merger Sub,
(iii) there is no labor strike, dispute, slowdown or work stoppage or lockout pending or to CRA's best knowledge after due investigation, threatened against or affecting CRA or any of its Subsidiaries and during the past two years there has been no such action, (iv) to CRA's knowledge after due investigation, no union organization campaign is in progress with respect to any of the employees, and no question concerning representation exists respecting such employees, (v) there is no unfair labor practice, charge or complaint pending or threatened against CRA or any Subsidiary of it, and (vi) CRA has not entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its employees at any time, for any lawful or no reason, without penalty or liability. Neither CRA nor any Subsidiary of it has engaged in any plant closing or employee layoff activities within the last two
(2) years that would violate or in any way implicate the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

            (n)   EMPLOYEE BENEFIT PLANS.

                   (i) Schedule 3(n) lists all bonus, deferred compensation,
            pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans and other employee benefit plans, policy contracts, agreements or arrangements, whether written or oral, which cover employees or former employees of CRA and its Subsidiaries or with respect to which CRA or any of its Subsidiaries has any actual or potential liability, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "BENEFIT PLANS"). Except as set forth on Schedule 3(n), no Benefit Plan is or was collectively bargained for or has terms requiring assumption by the Merger Sub or the Surviving Corporation. No Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), neither CRA nor any of its ERISA Affiliates has incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan and no Benefit Plan provides health or other welfare benefits to former employees other than in compliance with
            Section 4980B of the Code or similar State law ("COBRA").

                  (ii) To the extent applicable, each Benefit Plan (and its
            related trust) is maintained and administered in compliance in all material respects with the applicable provisions of ERISA, the Code and any other laws (including compliance with all reporting and disclosure obligations) and, if intended to be tax qualified, Sections 401(a) and 501(a) of the Code. Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter that it is so qualified (which favorable determination letter covers changes mandated by the Tax Reform Act of 1986 and subsequent related regulations) and none of CRA or its Subsidiaries is aware of any facts of circumstances which could adversely affect any of such favorable determination letters.

                 (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by CRA or any ERISA Affiliate with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained or contributed to by any of them. Except as disclosed on Schedule 3(n), the fair market value of the assets of each single-employer plan equals or exceeds the accrued benefit liabilities thereunder. With respect to each Benefit Plan which is an employee pension benefit plan (as defined in Section 3(2) of ERISA), all required contributions which are due for all periods ending prior to or as of the Closing Date have been made, all such contributions which are not due as of the Closing Date have been properly accrued, and none of CRA or any ERISA Affiliate has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA). With respect to each other Benefit Plan, all contributions, premiums or other payments which are due have been made or, if not due as of the Closing Date, have been properly accrued. With respect to each Benefit Plan which is a Section 401(k) plan, CRA and each of its Subsidiaries contribute all employee pre-tax contributions to the appropriate trust as soon as possible after the end of each payroll period.

                  (iv) CRA and each of its Subsidiaries has complied with the requirements of COBRA.

                   (v) None of CRA, any Subsidiary of it or to CRA's knowledge, any other Person has engaged in any transaction with respect to any Benefit Plan which could subject CRA or any of its Subsidiaries to any Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable law. No actions, suits, investigations or claims with respect to the Benefit Plans (other than routine claims for benefits) are pending or threatened and none of CRA or any of its Subsidiaries has any knowledge of any facts which could give rise to or be reasonably expected to give rise to any such actions, suits or claims.

                  (vi) No liability to the Pension Benefit Guaranty Corporation
            (the "PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Benefit Plan that is subject to Title IV of ERISA, no reportable event within the meaning of Section 4043 of ERISA has occurred with respect to any such Benefit Plan and the PBGC has not commenced or threatened the termination of any Benefit Plan. None of the assets of CRA or any of its Subsidiaries is the subject of any Security Interest arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither CRA nor any of its Subsidiaries has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code, and neither CRA nor any of its Subsidiaries has any knowledge of any facts which could reasonably be expected to give rise to such Security Interest or such posting of security.

                 (vii) Except as disclosed above, neither CRA nor any ERISA
            Affiliate has any actual or potential liability with respect to any employee pension or welfare benefit plan which is maintained or sponsored by CRA or any ERISA Affiliate.

                (viii) With respect to each Benefit Plan, CRA has provided to
            Merger Sub true, complete and correct copies, to the extent applicable, of (i) all documents pursuant to which such Benefit Plans are maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the IRS report, (iv) the most recent financial statement, (v) all governmental rulings, determinations and opinions (and any pending requests).

            (o) PROPRIETARY RIGHTS. Except as set forth in Schedule 3(o), CRA and its Subsidiaries own and possess all right, title and interest in, free and clear of all Security Interests except as provided in Schedule 3(p), or have a valid, enforceable and effective written license to use, all patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, and all goodwill associated therewith, copyrights, copyright registrations, copyrights applications, mask works, trade names, corporate names, trade dress, technology, inventions, computer software, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, and all other intellectual property and proprietary information or rights used in or necessary for the operation of the business of CRA and its Subsidiaries as presently conducted and presently proposed to be conducted (collectively, its "PROPRIETARY RIGHTS").
Schedule 3(o) contains a complete and accurate list of (i) all patented and registered Proprietary Rights; (ii) all pending patent applications and applications for the registration of other Proprietary Rights; (iii) all trade and corporate names owned or used by CRA or any of its Subsidiaries; (iv) all computer software (other than mass-marketed software) owned or used by CRA or any Subsidiary; and (v) all licenses or other agreements to or from third parties regarding any of the Proprietary Rights. Except as set forth in Schedule 3(o), there is not pending or threatened against CRA or any of its Subsidiaries any claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right, and, to the knowledge of CRA or any of its Subsidiaries, there are no grounds for any such claim. Except as set forth in
Schedule 3(o), neither CRA nor any of its Subsidiaries has received any notice of, nor is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights, nor are they aware of any infringement, misappropriation or conflict which will occur as a result of continued operation of the business of CRA and its Subsidiaries as currently conducted or as currently proposed to be conducted. All Proprietary Rights owned or used by CRA and its Subsidiaries prior to the Closing Date will be owned or available for use on identical terms and conditions immediately after the Closing Date. CRA and its Subsidiaries have no knowledge of any Proprietary Rights that any competitor or other

Person has developed which reasonably could be expected to supersede or make obsolete any product or process used by, or otherwise result in any Material Adverse Change in the business of, CRA or any Subsidiary of it.

            (p) CONTRACTS. Schedule 3(p) describes all Contracts (except for usual and ordinary purchase orders executed for merchandise held for resale in the Ordinary Course of Business), to which CRA or any of its Subsidiaries is a party or is otherwise bound, of the type described below:

                   (i) all agreements or commitments for the purchase by CRA of machinery, equipment or other personal property other than those that are for amounts not to exceed $50,000.00;

                  (ii) all capitalized leases, pledges, conditional sale or
            title retention agreements involving the payment of more than $50,000.00;

                 (iii) all employment agreements and commitments, all consulting or severance agreements or arrangements and all other agreements between CRA or any of its Subsidiaries and any Affiliate of CRA or such Subsidiary or any officer, director or employee of CRA or such Subsidiary;

                  (iv) all agreements relating to the consignment or lease of personal property (whether CRA or any of its Subsidiaries is lessee, sublessee, lessor or sublessor), other than such agreements that provide for annual payments of less than $50,000.00;

                   (v) all license, royalty or other agreements relating to the
            Proprietary Rights;

                  (vi) all agreements containing commitments of suretyship,
            guarantee or indemnification (except for (a) warranties for products sold provided by CRA or any of its Subsidiaries in the Ordinary Course of Business and (b) agreements having a contract value, in the aggregate of $50,000.00 or less);

                 (vii) all agreements prohibiting CRA or any of its Subsidiaries from freely engaging in the business presently conducted by CRA and its Subsidiaries in any geographic area;

                (viii) any agreement other than those covered by clauses (i)
            through (vii) above involving payment or receipt of more than $50,000.00 in the aggregate in any calendar year; and

                  (ix) any agreement other than those covered by clauses (i)
            through (viii) involving non-competition agreements or nondisclosure covenants intended to protect the Proprietary Rights of CRA and its Subsidiaries.

Neither CRA nor any of its Subsidiaries has received written notice from the other parties to any such Contracts that it intends to terminate or materially alter the provisions of such Contracts either as a result of transactions contemplated hereby or otherwise, except as disclosed in Schedule 3(p), and neither CRA nor any of its Subsidiaries has given notice to any other party to any such Contract that it intends to terminate or materially alter the provisions of any such Contract except as disclosed in Schedule 3(p). Except as set forth in Schedule 3(p), neither CRA nor any of its Subsidiaries has received notice that it is in, nor has either CRA or any of its Subsidiaries given notice of, any default or claimed, purported or alleged default, and neither CRA nor any of its Subsidiaries is aware of any facts that, with notice or lapse of time, or both, would constitute a default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of the Contracts. True and complete copies of all written Contracts, including any amendments thereto, have been delivered to the Merger Sub and such documents constitute the legal, valid and binding obligation of CRA or any of its Subsidiaries that are a party thereto and each other party purportedly obligated thereunder. Except as specifically set forth in Schedule 3(p), neither CRA nor any of its Subsidiaries is a party to any contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision.

            (q) BOOKS AND RECORDS. The stock records of CRA fairly and accurately reflect in all material respects the record ownership of all of the outstanding shares of CRA's capital stock. The other books and records of CRA and its Subsidiaries, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices.

            (r) INSURANCE. Schedule 3(r) contains an accurate and complete description of all policies of fire, liability, workmen's compensation and other forms of insurance owned or held by CRA and its Subsidiaries.

            (s)   REAL PROPERTY.

                  (i) OWNED PROPERTIES. Schedule 3(s)(i) sets forth a list of all owned U.S. real property and owned foreign real property (collectively, the "OWNED REAL PROPERTY") used by each of CRA and its Subsidiaries in the operation of their respective businesses. With respect to each such parcel of Owned Real Property: (i) except as set forth in Schedule 3(s)(i) or Schedule 3(p), such parcel is free and clear of all encumbrances, except Permitted Encumbrances;
            (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and (iii) there are no outstanding actions or rights of first refusal to purchase such parcel, or any portion thereof or interest therein. For purposes of this Section 3(s), "PERMITTED

            ENCUMBRANCES" shall mean (a) statutory liens for current taxes or other governmental charges with respect to the Owned Real Property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by CRA or any of its Subsidiaries, as the case may be, and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which would not have a material adverse effect on each of CRA or any of its Subsidiaries; (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; and (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used.

                  (ii) LEASED PROPERTIES. Schedule 3(s)(ii) sets forth a list of all of the leased and subleased parcels of real property subject to leases and subleases, as amended, (the "LEASES") in favor of CRA or its Subsidiaries which evidence leasehold or subleasehold interests of CRA or its Subsidiaries in such properties (the "LEASED REAL PROPERTY"; the "OWNED REAL PROPERTY" and the "LEASED REAL PROPERTY" collectively the "REAL PROPERTY") and designates those Leases which require consent of a lessor or sublessor in connection with the transactions contemplated by this Agreement. CRA has made available to SSI its lease files maintained in its normal course of business which contain copies or originals of all Leases and other material information pertaining to the Leased Real Property. With respect to each of the Leases: (i) the Lease is valid, enforceable and in full force and effect; (ii) the Lease will continue to be valid, enforceable and in full force and effect on identical terms following the Closing, except for any lessor or sublessor consents which may be required in connection with the transactions contemplated by this Agreement; (iii) neither CRA nor any Subsidiary thereof, nor any other party to the Lease, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permits termination, modification or acceleration under the Lease, except for any lessor or sublessor consents which may be required in connection with the transactions contemplated by this Agreement; (iv) no party to the Lease has repudiated any part thereof; (v) the Lease has not been further modified in any material respect; (vi) neither CRA nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease, except as disclosed in other Schedules to this Agreement; (vii) there exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending or threatened, relating to the Lease, except as disclosed in other Schedules to this Agreement; and (ix) CRA and its Subsidiaries are in substantial compliance with all applicable laws and regulations pertaining to the use and occupancy of the Lease.

                  (iii) CONDITION AND OPERATION OF IMPROVEMENTS. All buildings and all components of all buildings, structures and other improvements included within the Owned Real Property (the "IMPROVEMENTS"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, air pollution emission capture and abatement, plumbing, electrical, mechanical, sewer, waste water and paving and parking equipment systems and facilities included therein, are in good condition and repair and adequate to operate such facilities as currently used. There are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof as currently used, occupied or operated or intended to be used, occupied or operated. There are no structural deficiencies or latent defects affecting any Improvements located upon the Owned Real Property. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Owned Real Property are installed and operating and are sufficient to enable the Owned Real Property to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges have been fully paid. Each Improvement has direct access to a public street adjoining the Owned Real Property. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Owned Real Property.

                  (iv) PERMITS. All certificates of occupancy, permits,
            licenses, franchises, approvals and authorizations (collectively, the "REAL PROPERTY PERMITS") of all governmental authorities having jurisdiction over the Real Property, required or appropriate to the current operation of the Owned Real Property, have been issued to CRA or its Subsidiaries and are in full force and effect. Neither CRA nor any of its Subsidiaries has received or been informed by a third party of the receipt by it of any notice from any governmental authority having jurisdiction over the Owned Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the best knowledge of CRA and its Subsidiaries, there is no basis for the issuance of any such notice or the taking of any such action.

                  (v) COMPLIANCE WITH LAWS. The Owned Real Property is in full compliance with all applicable building, zoning, subdivision and other land use and similar laws affecting the Owned Real Property (collectively, the "REAL PROPERTY LAWS"), and neither CRA nor any of its Subsidiaries has received any notice of violation or claimed violation of any Real Property Law. There is no pending or, to the best knowledge of each of CRA and its Subsidiaries, any anticipated change in any Real Property Law that will have or result in a significant adverse effect upon the ownership, alteration, use, occupancy or operation of the Owned Real Property or any portion thereof. No current use by the CRA or any of its Subsidiaries of the Owned Real Property is dependent on a nonconforming use or other approval from a governmental authority, the absence of which would significantly limit the use of any such Owned Real Property.

            (t) TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 3(t), none of CRA's officers, directors, or any of their respective Affiliates is involved in any business arrangement or relationship with CRA or its Subsidiaries (whether written or oral) involving more than $100,000 in any year in the aggregate, and none of CRA's officers, directors, or any of their respective Affiliates owns any property or right, tangible or intangible, which is used by CRA or its Subsidiaries involving more than $100,000 in any year in the aggregate.

            (u) ACCOUNTS RECEIVABLE. Except as listed on Schedule 3(u) hereto, all accounts and notes receivable of CRA and its Subsidiaries reflected on CRA Financial Statements, and all accounts and notes receivable arising subsequent to the date of CRA Financial Statements, in each case, have arisen in the Ordinary Course of Business, and the reserves for doubtful accounts set forth on CRA Financial Statements have been established in accordance with past custom and practice and are substantially adequate in light of the previous collectibility experience with respect to accounts receivables generated by CRA and its Subsidiaries.

            (v) INVENTORY. The inventory stock of CRA and its Subsidiaries held on account of CRA to the extent reflected on the Financial Statements is or was, prior to the sale thereof, in good and merchantable condition, and suitable and usable or salable in the Ordinary Course of Business for the purposes for which intended and has been accounted for using the retail method of accounting in accordance with GAAP.

            (w) SUFFICIENCY OF ASSETS. The assets currently owned by CRA or any of its Subsidiaries, or leased by CRA or any such Subsidiary pursuant to any lease agreement entered into in the Ordinary Course of Business or otherwise disclosed to the Merger Sub, constitute all of the assets necessary to conduct the business of CRA and its Subsidiaries in the Ordinary Course of Business as at February 1, 1997 and at the date hereof.

            (x) BOARD RECOMMENDATION. The board of directors of CRA, at a meeting duly called and held on March 4, 1997 (the "BOARD MEETING"), has by unanimous vote of those directors present (other than the interested director who shall have abstained from voting) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the stockholders of CRA, (ii) adopted resolutions to recommend that the holders of the CRA Shares approve this Agreement and the transactions contemplated, herein, including the Merger, and
(iii) adopted resolutions providing that the Options shall be treated, and the Option Plan shall terminate, in accordance with in ss.2(d)(vi).

            (y) BROKERS' FEES. None of CRA and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or similar agent (other than a fee to Houlihan Lokey Howard & Zukin consisting of an amount in cash equal to (i) 13/8% multiplied by the addition of (a) the Merger Consideration and (b) the aggregate cash payments to CRA option holders pursuant to ss.2(d)(vi) and (ii) $204,875 and a fairness opinion fee of $150,000 to Stephens Inc.) with respect to the transactions contemplated by this Agreement.

            (z) DISCLOSURE. The CRA Information contained in (i) the Prospectus and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, and (ii) the Definitive CRA Proxy Materials will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements therein not false or misleading. As used herein, "CRA INFORMATION" means all information with respect to CRA or any of its Subsidiaries provided for use in the Prospectus, the Registration Statement or the Definitive CRA Proxy Materials, as the case may be. The Definitive CRA Proxy Materials, insofar as they relate to CRA, including any amendments thereto, will comply as to form and otherwise in all material respects, with the applicable requirements of the Securities Act, the Securities Exchange Act and the rules and regulations thereunder.

            (aa) TAX-FREE REORGANIZATION REQUIREMENTS. (i) CRA is not aware of any plan or intention by any shareholder, to sell, exchange or otherwise dispose of any SSI Shares that will be received pursuant to this Agreement; (ii) the Merger Sub will acquire at least 90 percent of the fair market value of the net assets, and at least 70 percent of the fair market value of the gross assets, held by CRA immediately prior to the Merger. For purposes of this representation, amounts paid by CRA in respect of Dissenting Shares, CRA assets used to pay CRA's expenses of the Merger, and all redemptions and distributions made by CRA in contemplation of the Merger will be included as assets of CRA held immediately prior to the Merger; (iii) CRA liabilities assumed by the Surviving Corporation and liabilities to which the CRA assets are subject were incurred by CRA in the ordinary course of its business; and (iv) CRA is not an "investment company" as defined in Section 368(a)(3)(F)(iii) of the Code.

            Section 4. REPRESENTATIONS AND WARRANTIES OF SSI AND MERGER SUB. SSI repre sents and warrants to CRA (and will cause the Merger Sub to represent and warrant) that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule of SSI. The Disclosure Schedule of SSI will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.4.

            (a) ORGANIZATION. Each of SSI and the Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

            (b) CAPITALIZATION. The authorized capital stock of SSI consists of
(i) 75,000,000 shares of common stock, $.01 par value per share, of which 22,033,303 shares are issued and outstanding, (ii) 3,000,000 shares of Class B common stock, par value $.01 per share of which

1,250,584 are issued and outstanding and (iii) 2,500 shares of preferred stock, $1.00 par value per share, none of which are issued and outstanding. All of the SSI Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid and nonassessable. Notwithstanding the foregoing, CRA acknowledges that, after the date hereof and prior to the Effective Time, SSI may issue additional SSI Shares.

            (c) AUTHORIZATION OF TRANSACTION. SSI has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by the board of directors of SSI, has been duly executed and delivered on behalf of SSI, and constitutes the valid and legally binding obligation of SSI, enforceable and in effect in accordance with its terms and conditions.

            (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either of SSI or the Merger Sub is subject or any provision of the charter or bylaws of either of SSI or the Merger Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party a put right or repurchase obligation or the right to accelerate, terminate, modify or cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other material arrangement to which either of SSI or the Merger Sub is a party or by which it is bound or to which any of its material assets is subject, except for any such matters which, both individually and in the aggregate, would not have a SSI Material Adverse Effect or restrict either SSI's or the Merger Sub's ability to consummate the transactions contemplated hereby. Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Texas Act, the Oklahoma Act, the Securities Exchange Act, the Securities Act, the state securities laws and the laws of any foreign jurisdiction, neither SSI nor the Merger Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

            (e) FILINGS WITH THE SEC. SSI has made all filings with the SEC that it has been required to make within the past three years under the Securities Act and the Securities Exchange Act (including any exhibits and amendments thereto). Each such filing complied with the Securities Act and the Securities Exchange Act in all material respects when filed. No such filing, when filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (f) FINANCIAL STATEMENTS. SSI has filed an Annual Report on Form 10-K for the fiscal year ended February 3, 1996 and a Quarterly Report on Form 10-Q for the fiscal quarters ended May 4, 1996, August 3, 1996 and November 2, 1996 (together the "SSI PUBLIC REPORTS"). The financial statements included in or incorporated by reference into the SSI Public Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of SSI and its Subsidiaries as of the indicated dates and the results of operations of SSI and its subsidiaries for the indicated periods, are consistent with the books and records of SSI and its Subsidiaries, and comply with the material provisions of Regulations S-K and S-X of the Securities Act. Attached as Schedule 4(f) are the unaudited consolidated balance sheet, income statement and cash-flow statement of SSI and its Subsidiaries as of and for the fiscal year ended February 1, 1997 (together with the SSI Public Reports and including the related notes and schedules, the "SSI FINANCIAL STATEMENTS") which have been prepared in accordance with GAAP on a basis consistent with the SSI Public Reports, except for footnote disclosures, applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of SSI and its Subsidiaries as of the indicated dates and the results of operations of SSI and its Subsidiaries for the indicated periods, and are consistent with the books and records of SSI and its Subsidiaries.

            (g) DISCLOSURE. The SSI Information contained in the Definitive CRA Proxy Materials and the Registration Statement will not, on the date the Registration Statement becomes effective, and the SSI Subsequent Exchange Act Reports will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. As used herein, "SSI INFORMATION" means all information with respect to SSI or any of its Subsidiaries provided for use in the Prospectus, Definitive CRA Proxy or the Registration Statement.

            (h) INVESTMENT COMPANY. Neither SSI nor the Merger Sub is an "investment company" as defined in Section 368(a)(3)(F)(iii) of the Code.

            (i) ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly disclosed in SSI's Filings with the SEC or in the Subsequent SSI Exchange Act Reports, there has not been any SSI Material Adverse Effect.

            (j) LITIGATION. Except as disclosed in SSI's filings with the SEC or the Subsequent SSI Exchange Act Reports, there are no judgments, decrees, lawsuits, actions, proceedings, claims, complaints, injunctions, orders or investigations by or before any governmental authority pending or threatened against SSI or its Subsidiaries (i) which could reasonably be expected to have an SSI Material Adverse Effect, or (ii) seeking to enjoin the transactions contemplated hereby. To SSI's knowledge, there are no existing facts or circumstances which give any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against SSI or any of its Subsidiaries.

            (k) TAXES. Except for such failures or omissions which could not reasonably be expected to result in an SSI Material Adverse Effect:

                   (i) each of SSI and its Subsidiaries has duly and timely
            filed all Tax Returns required to be filed by it, all such Tax Returns have been prepared in compliance with all applicable laws and regulations and are true, correct and complete in all respects;

                  (ii) all Taxes owed by each of SSI and its Subsidiaries,
            whether or not shown on any Tax Return, have been timely paid; and

                 (iii) SSI and its Subsidiaries have maintained adequate
            provision for Taxes payable by SSI and its Subsidiaries.

            (l) ENVIRONMENTAL. Except for such failures or violations which could not reasonably be expected to result in an SSI Material Adverse Effect, SSI and its Subsidiaries have complied and are in compliance with all applicable Environmental Laws.

            (m) EMPLOYEE BENEFITS PLAN. Except as disclosed in SSI's filings with the SEC or in a Subsequent SSI Exchange Act Report, SSI has no material liability for any unfunded or underfunded Benefit Plans or any material withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan which liability could reasonably be expected to have an SSI Material Adverse Effect.

            (n) BOOKS AND RECORDS. The stock records of SSI fairly and accurately reflect in all material respects the record ownership of all of the outstanding shares of SSI's capital stock. The other books and records of SSI and its Subsidiaries, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices.

            (o) INSURANCE. SSI and each of its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by SSI and its Subsidiaries. Neither SSI nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of SSI or its Subsidiaries.

            (p) BROKER'S FEE. None of SSI and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement other than to Credit Suisse First Boston Corporation or in connection with the financing of such transactions.

            Section 5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

            (a) GENERAL. Each of the Parties will use all commercially reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below) and to assist SSI and SRI in any efforts to renegotiate the terms of any of CRA's existing financing or other material contracts.

            (b) NOTICES AND CONSENTS. CRA will give any notices (and will cause each of its Subsidiaries to give any notices) to any governmental authority or third parties, and will use all commercially reasonable best efforts to obtain (and will cause each of its Subsidiaries to use all commercially reasonable best efforts to obtain) any governmental authority or third party consents, necessary to the consummation of the transactions contemplated hereby, including any consents, waivers, amendment or other action required with respect to the Contracts and other matters listed on Schedules 3(d), 3(p) and 3(s) above. All costs incurred in connection with such notices and consents shall be borne by CRA.

            (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will (and CRA will cause each of its Subsidiaries to) give any notices to, make any filings with, and use all commercially reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(d) and ss.4(d) above. Without limiting the generality of the foregoing:

                   (i) SECURITIES ACT, SECURITIES EXCHANGE ACT, AND STATE
            SECURITIES LAWS. CRA will prepare and file with the SEC on or before March 31, 1997 or as soon as practicable thereafter preliminary proxy materials under the Securities Exchange Act relating to the CRA Stockholder Vote. SSI and the Merger Sub will prepare and file with the SEC a registration statement under the Securities Act relating to the offering and issuance of the SSI Shares to be issued in connection with the Merger (the "REGISTRATION STATEMENT"). The filing Party in each instance will use all commercially reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. Each of SSI and SRI will provide CRA, and CRA will provide each of SSI and SRI, with information and assistance necessary or desirable in connection with the preparation of the foregoing filings and any SEC filings or any offering memorandum or similar document by SSI or SRI in connection with the financing of the transactions contemplated hereby or any other required filing with the SEC that the filing Party reasonably may request (including, in the case of any financings by SSI or SRI, the preparation and delivery of financial statements or related disclosure, including but not limited to, pro forma financial data complying with the requirements of Regulation S-X of the Securities Act). Each of SSI and the Merger Sub will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the SSI Shares. In addition to the foregoing, SSI shall continue to file periodic reports with the SEC under the Securities Exchange Act between the date of this Agreement and the Effective Time (the "SUBSEQUENT SSI EXCHANGE ACT REPORTS") and, in the event of an SSI Material Adverse Effect, such event will be adequately summarized in the Registration Statement or the Subsequent SSI Exchange Act Reports.

                  (ii) CRA STOCKHOLDER VOTE. CRA will call a special meeting of its stockholders (the "CRA STOCKHOLDER VOTE") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Survivor's Act. CRA will mail the Combined Disclosure Document to its stockholders as soon as reasonably practicable. The Combined Disclosure Document will contain the affirmative recommendations of the board of directors of CRA in favor of the adoption of this Agreement and the approval of the Merger Sub. Notwithstanding the foregoing, nothing in this ss.5(c)(ii) shall be construed to require any director of CRA to take any actions or permit any events described above to the extent that the board of directors of CRA shall conclude in good faith, based upon the written advice of legal counsel to the board or such director, that such action is prohibited in order for the director to act in a manner that is consistent with his fiduciary obligations under applicable laws.

                 (iii) HART-SCOTT-RODINO ACT AND OTHER FILINGS. CRA will file any Notification and Report Forms or other form or report and related material that the Parties may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act or with any other governmental entity under the laws of any foreign jurisdiction, will use all commercially reasonable best efforts to obtain (and CRA will cause each of its Subsidiaries to use all commercially reasonable best efforts to obtain) an early termination of any applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

            (d) AGREED UPON PROCEDURE LETTER/COMFORT LETTER. In connection with the information regarding CRA or its Subsidiaries or the transactions contemplated by this Agreement provided by CRA or its Subsidiaries specifically for inclusion in, or incorporation by reference into, the Prospectus, the Registration Statement or any SEC filings by SSI or SRI in connection with the financing of the transactions contemplated hereby, CRA shall use all commercially reasonable efforts to cause to be delivered to the board of directors of SSI and SRI a letter of the relevant type from Deloitte & Touche LLP, dated the date on which such Registration Statement (or such other SSI filings) shall become effective and addressed to (i) the board of directors of SSI, SRI or CRA and (ii) an underwriter(s) as required by SSI, in form and substance reasonably satisfactory to SSI and customary in scope and substance for letters delivered by independent public accountants in connection with registrations or offerings of the relevant type. In connection with the information regarding SSI or SRI or the transactions contemplated by this Agreement provided by SSI or SRI specifically for inclusion in, or incorporation by reference into, the Prospectus, the Registration Statement and the Definitive CRA Proxy Materials, SSI shall use all commercially reasonable efforts to cause to be delivered to the board of directors of CRA a letter of the relevant type from

Price Waterhouse LLP, dated the date on which the Registration Statement shall become effective and addressed to the board of directors of CRA, in form and substance reasonably satisfactory to CRA and customary in scope and substance for letters delivered by independent public accountants in connection with registrations of the relevant type.

            (e) LISTING OF SSI SHARES. SSI will cause the SSI Shares that will be issued in the Merger to be approved for listing on the NASDAQ National Market System, subject to official notice of issuance, prior to the Effective Time.

            (f) CRA OPERATION OF BUSINESS. Prior to the Closing, except as otherwise expressly provided herein, CRA shall, and shall cause each of its Subsidiaries to:

                   (i) except as contemplated by this Agreement, operate only in the Ordinary Course of Business;

                  (ii) use its reasonable best efforts to keep in full force and effect its corporate existence and all material rights, franchises, Proprietary Rights and goodwill relating or obtaining to its business;

                 (iii) use its reasonable best efforts to retain its employees and preserve its present relationships with customers, suppliers, contractors, distributors and such employees, and continue to compensate such employees consistent with past practices;

                  (iv) maintain the Proprietary Rights so as not to affect
            adversely any registration or application for registration thereof or the validity or enforcement thereof, maintain its other assets in customary repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement; and in the event of any casualty, loss or damage to any of such assets repair or replace such assets with assets of comparable quality and value;

                   (v) use its reasonable best efforts to obtain all
            authorizations, consents, waivers, approvals or other actions necessary or desirable to consummate the transactions contemplated hereby (including, without limitation, paying any expenses in connection therewith) and to cause the other conditions to SSI's and the Merger Sub's obligation to close to be satisfied;

                  (vi) perform in all material respects all of its obligations under all notes, bonds, mortgages, indentures, licenses, contracts, agreements or other instrument or obligation to which CRA or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound and not enter into, assume or amend any such contract or commitment other than in the Ordinary Course of Business;

                 (vii) prepare and file all Tax Returns and other Tax reports, filings and amendments thereto required to be filed by it, on a timely basis; provided, that CRA will not file or amend any income Tax returns without the prior written consent of SSI; and

                (viii) deliver to SSI and SRI (A) on or prior to March 30, 1997, the audited consolidated balance sheet, income statement and cash-flow statement of CRA and its Subsidiaries as of and for the fiscal year ended February 1, 1997, in a form suitable for filing in an Annual Report on Form 10-K, together with an independent auditor's report in respect thereof and details explaining any adjustments or significant differences between such audited statements and those attached as Schedule 3(f); and (B) within 15 days of each month end from the date hereof through the Closing Date its consolidated unaudited balance sheets, income statements and cash flow statements as of and for the immediately preceding month.

Further, prior to the Closing, without the prior written consent of the Merger Sub or as otherwise expressly provided herein, CRA will not, and will cause each of its Subsidiaries not to enter into any contract, agreement or commitment or take any other action (other than in the Ordinary Course of Business and except for any contracts or agreements related to any retail store location currently being negotiated by CRA or as expressly disclosed in Schedule 3(s)(i) or (ii)) which, if entered into or taken prior to the date of this Agreement, would cause any representation or warranty of CRA to be untrue in any respect or be required to be disclosed on the Disclosure Schedule (including, without limitation, Schedule 3(g)); or take or omit to be taken any action, or permit its Affiliates to take or to omit to take any action, which would have a material adverse effect on the business, financial condition or prospects of CRA or its Subsidiaries.

            (g) FULL ACCESS. CRA will (and will cause each of its Subsidiaries to) permit representatives of each of SSI, SRI and any of their respective financing sources to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of CRA and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of CRA and its Subsidiaries. Subject to the signing of a confidentiality agreement satisfactory in form and substance to SSI, SSI will (and will cause each of its Subsidiaries to) permit representatives of CRA to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of SSI and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of SSI and its Subsidiaries. No investigation by SRI heretofore or hereafter made shall modify or otherwise affect any representations and warranties of CRA, which shall survive any such investigation, or the conditions to the obligation of Merger Sub or SSI to consummate the transactions contemplated hereby.

            (h) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(h), however, shall be deemed to amend or supplement their respective Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

            (i) ACQUISITION PROPOSALS. CRA shall not, and it shall not authorize or permit any of its Subsidiaries, officers, directors or employees or any advisors or agents retained by CRA or its Subsidiaries, directly or indirectly, to (i) solicit, initiate or knowingly encourage or induce the making of any CRA Acquisition Proposal, (ii) negotiate with any third party with respect to any CRA Acquisition Proposal, (iii) endorse or recommend the CRA Acquisition Proposal of any third party or (iv) enter into any Contract with any third party with the intent to effect any CRA Acquisition Proposal. Notwithstanding the foregoing, nothing in this ss.5(i) shall be construed to prohibit CRA or its board of directors from taking any actions or permitting any events described above (other than any action described in clause (i) above) to the extent that the board of directors of CRA shall conclude in good faith, based upon the written advice of McKinney, Stringer and Webster, P.C., that such action is required in order for the board of directors to act in a manner that is consistent with its fiduciary obligations under applicable law. CRA shall promptly advise SSI orally and in writing of the receipt of any CRA Acquisition Proposal or similar inquiry, the basic CRA Acquisition Proposal terms and the identity of the proposed acquiror.

            (j) AFFILIATE AGREEMENTS. Each of the Parties will use every reasonable effort to ensure that each Person who would be deemed to be an "affiliate" for purposes of Rule 144(c) under the Securities Act of SSI or of CRA executes a written confirmation that such affiliate agrees to appropriate restrictions on its ability to transfer SSI Shares in order to comply with Rule 145 under the Securities Act.

            (k) CLOSING DOCUMENTS. CRA shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to the Merger Sub, the documents or instruments described in Section 6(a), the Merger Sub shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to CRA, the documents or instruments described in Section 6(b).

            (l) DIRECTORS AND OFFICER'S INSURANCE. To the extent commercially available on terms no less favorable to SSI than the proposal submitted to SSI prior to the date hereof, SSI shall provide each individual who served as a director or officer of CRA at any time prior to the Effective Time with liability insurance for a period customary for policies of this nature after the Effective Time on terms no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time.

            (m) SEVERANCE AGREEMENTS. CRA shall, prior to or on the Closing Date, amend the Severance Pay Plan, or enter into appropriate agreements, to provide that any Person who has entered into an Executive Severance Agreement shall be excluded from, and shall not be entitled to, without limitation, any payments or benefits under the Severance Pay Plan.

            (n) OPTION CANCELLATION AGREEMENTS. CRA shall, on or before March 31, 1997, deliver to SSI executed option cancellation agreements from the holders of the CRA Options pursuant to which each such holder agrees not to exercise his or her CRA Options prior to the Effective Time in exchange for the right to receive the cash payment contemplated by ss.2(d)(vi) hereof (the "OPTION CANCELLATION AGREEMENTS").

            Section 6.  CONDITIONS TO CLOSING.

            (a) CONDITIONS TO OBLIGATIONS OF SSI AND MERGER SUB. The obligations of SSI and the Merger Sub to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions. The following conditions can only be waived in writing:

                   (i) the representations and warranties set forth in ss.3
            above shall be true and correct at and as of the Closing Date;

                  (ii) CRA shall have performed and complied with all of its covenants hereunder through the Closing;

                 (iii) the Requisite CRA Stockholder Approval shall have been obtained;

                  (iv) CRA and its Subsidiaries shall have procured all of the consents, waivers, amendments or other actions specified in ss.5(b) above, including, without limitation, any required consents, waivers, amendments or other actions with respect to the Contracts and other matters listed on Schedules 3(d), 3(p) and 3(s);

                   (v) no action, suit, or proceeding shall be pending or
            threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator (other than an action, suit or proceeding in which both (A) no governmental authority is or is threatened to be a party and (B) there is no reasonable possibility of an outcome that would have a CRA Material Adverse Effect or an SSI Material Adverse Effect wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (w) prevent consummation of any of the transactions contemplated by this Agreement, (x) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (y) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of CRA, or
            (z) affect adversely the right of any of the former Subsidiaries of CRA to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (vi)  there shall have been no CRA Material Adverse Effect;

                 (vii) CRA shall have delivered to SSI and the Merger Sub a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(vi) is satisfied in all respects;

                (viii) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC;

                  (ix) CRA shall have delivered to the Merger Sub evidence
            satisfactory to the Merger Sub of the cancellation of all outstanding options, warrants and other equity interests;

                   (x) the SSI Shares that will be issued in the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance;

                  (xi) all applicable waiting periods (and any extensions
            thereof) under the Hart-Scott-Rodino Act and under the laws of any foreign jurisdiction shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(d) above;

                 (xii) each of SSI and the Merger Sub shall have received from counsel to CRA opinions as to corporate and tax matters (including that the Merger will qualify as a reorganization under Section 368(a)(2)(D) of the Code) dated as of the Closing Date and addressed to, and in form and substance reasonably satisfactory to, each of SSI and the Merger Sub;

                (xiii) CRA shall have terminated, to the extent requested by
            SSI, any and all existing stockholders agreements, and any and all similar agreements or arrangements, to which CRA is a party;

                 (xiv)  no Triggering Event shall have occurred;

                  (xv) the SSI Average Closing Price shall not be less than
            $15.00;

                 (xvi) no more than 7.5% of the outstanding CRA Shares
            constitute Dissenting Shares;

                (xvii) SSI and SRI shall have received the cash proceeds of financing necessary for SSI and SRI to consummate the Merger as contemplated herein, pay all costs and expenses associated therewith and provide for the ongoing working capital needs of the Surviving Corporation at commercially reasonable rates and otherwise on terms satisfactory to SRI; and

               (xviii) all actions to be taken by CRA in connection with
            consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to affect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to SSI and Merger Sub.

            (b) CONDITIONS TO OBLIGATIONS OF CRA. The obligation of CRA to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions. The following conditions can only be waived in writing.

                   (i) the representations and warranties set forth in ss.4
            above shall be true and correct at and as of the Closing Date;

                  (ii) each of SSI and the Merger Sub shall have performed and complied with all of its covenants hereunder through the Closing;

                 (iii) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC;

                  (iv) the SSI Shares that will be issued in the Merger Sub
            shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance;

                   (v) no action, suit, or proceeding shall be pending or
            threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator (other than an action, suit or proceeding in which both (A) no governmental authority is or is threatened to be a party and (B) there is no reasonable possibility of an outcome that would have a material adverse effect on CRA or SSI wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (w) prevent consummation of any of the transactions contemplated by this Agreement, (x) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (y) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of CRA, or (z) affect adversely the right of any of the former Subsidiaries of CRA to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (vi)  There shall have been no SSI Material Adverse Effect.

                 (vii) each of SSI and the Merger Sub shall have delivered to
            CRA a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(vi) is satisfied in all respects;

                (viii) the Requisite CRA Stockholder Approval shall have been obtained;

                  (ix) all applicable waiting periods (and any extensions
            thereof) under the Hart-Scott-Rodino Act and under the laws of any foreign jurisdiction shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(d) above;

                   (x) CRA shall have received from counsel to SSI and the
            Merger Sub opinions as to corporate and tax matters (including that the Merger will qualify as a reorganization under Section 368(a)(2)(D) of the Code) dated as of the Closing Date and addressed to, and in form and substance reasonably satisfactory to, CRA; and

                  (xi) all actions to be taken by each of SSI and the Merger Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instrument, and other documents required to affect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to CRA.

            Section 7.  TERMINATION AND ITS CONSEQUENCES.

            (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time. In addition, any Party may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                   (i) Any Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Effective Time, if the Closing has not occurred on or before July 15, 1997, by reason of the failure of any condition precedent under ss.ss.6(a) or 6(b) hereof (excluding subparagraphs (i) and (ii) of each such subsection). Whereupon all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except as provided in ss.7(b).

                  (ii) Any Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Effective Time, if the Closing has not occurred on or before July 15, 1997, by reason of the other Party's breach of any material representation, warranty or covenant contained in this Agreement, of which the nonbreaching Party has notified the breaching Party of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or such lesser period as remains between the date of the notice and July 15, 1997. If any Party terminates this Agreement pursuant to this ss.7(a)(ii), all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party, except for any liability of any Party then in breach, including any liability as provided in ss. 7(b).

            (b)   CONSEQUENCES OF CERTAIN TERMINATIONS.

                   (i) In consideration of the time and expense (including
            foregoing other opportunities) that SSI and SRI have invested in the transactions contemplated hereby, if this Agreement is terminated by either SSI or the Merger Sub due to the occurrence of a Triggering Event, then CRA shall pay to SSI upon such termination, in immediately available funds, a fee of $3,500,000 (plus all expenses and charges incurred by SSI, SRI and the Merger Sub in connection with this Agreement).

                  (ii) If the Requisite CRA Stockholder Approval is not obtained at the CRA Stockholder Vote but no Triggering Event has occurred and no CRA Acquisition Proposal has been made, then CRA shall reimburse SSI for all expenses and charges incurred by SSI, SRI or the Merger Sub in connection with this Agreement.

                 (iii) If this Agreement is terminated by SSI because of the failure to satisfy the conditions set forth in (A) ss.6(a)(xv) or
            (B) ss.6(a)(xvii) other than as a result of CRA Material Adverse Effect, then SSI shall pay to CRA upon such termination, in immediately available funds, a fee of $3,500,000 (plus all expenses and charges incurred by CRA in connection with this Agreement).

                  (iv) Concurrently with the execution of this Agreement, SSI and CRA have entered into the Termination Option Agreement which will become immediately exercisable in accordance with its terms (A) if any of the events described in subsection (ii) or (iii) of the definition of Triggering Event occur, (B) the board of directors of CRA shall approve, endorse or recommend any CRA Acquisition Proposal within six months of the termination of this Agreement or (C) any Person or Group (as defined in Section 13(d)(3) of the Securities Exchange Act) within six months of the termination of this Agreement acquires beneficial ownership of more than 50% of the outstanding common stock of CRA.

                   (v) If this Agreement is terminated by CRA because the board of directors of SSI shall have withdrawn its approval of this Agreement for any reason, other than as provided in ss. 7(a), then SSI shall reimburse CRA for all expenses and charges incurred by CRA in connection with this Agreement.

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

                  (vi) The Parties hereto acknowledge that the agreements made in this ss.7(b) are integral to this Agreement and without such agreements the Parties would not enter into this Agreement.

            Section 8.  MISCELLANEOUS.

            (a) SURVIVAL. None of the representations, warranties, and covenants of the Parties (other than the provisions in ss.7 above) will survive the Effective Time.

            (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Other than required by this Agreement, no Party shall issue any press release or make any public announcement (including SEC filings) prior to the Effective Time and relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use all commercially reasonable best efforts to advise the other Parties prior to making the disclosure).

            (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

            (d) ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedules and the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, except that the Confidentiality and Standstill Agreement dated September 25, 1996 between SRI and CRA shall survive the execution and the termination of this Agreement.

            (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

            (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified

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

mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


IF TO CRA:                              COPY TO:

C.R. Anthony Company                    McKinney, Stringer & Webster, P.C.
701 North Broadway                      101 North Broadway, Suite 800
Oklahoma City, Oklahoma 73102           Oklahoma City, OK 73102
Attention: Michael E. McCreery          Attention: N. Martin Stringer
Facsimile: (405) 278-7662               Facsimile: (405) 239-7902
IF TO SSI OR THE MERGER SUB:            COPY TO:

Stage Stores, Inc.                      Kirkland & Ellis
10201 Main Street                       153 East 53rd Street
Houston, Texas 77002                    New York, New York 10022
Attention: James A. Marcum              Attention: Lance C. Balk
Facsimile: (713) 669-2709               Facsimile: (212) 446-4900

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            (I) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

            (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Texas Act and the Oklahoma Act. No amendment or other modification of any provision of this Agreement and no waiver of any provision hereof or any right or benefit hereunder shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

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

            (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (l) EXPENSES. Except as set forth in ss.7, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

            (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

            (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            (o) WAIVER OF JURY TRIAL. The Parties hereby waive any right they may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

            (p) TIME IS OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

            (q) SPECIFIC PERFORMANCE. Each of the Parties acknowledges that the rights created hereby are unique and recognizes and affirms that in the event of a breach of this Agreement irreparable harm would be caused, money damages may be inadequate and an aggrieved party may have no adequate remedy at law. Accordingly, each of the parties agrees that the other party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the obligations of the other party hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

                                    * * * * *

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

            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                         STAGE STORES, INC.


                                         By:________________________
                                         Name:
                                         Title:


                                         C.R. ANTHONY COMPANY

                                         By:________________________
                                         Name:
                                         Title:

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